Exhibit 99.1

Western Digital Reports Fourth Quarter and Fiscal Year 2021 Financial Results

News Summary
•Fourth quarter revenue was $4.9 billion, up 15% year-over-year (YoY). Client Devices revenue increased 13%, Data Center Devices and Solutions revenue increased 6%, and Client Solutions revenue increased 42% YoY. Fiscal year 2021 revenue was $16.9 billion, up 1% YoY.
•Fourth quarter GAAP earnings per share (EPS) was $1.97 and non-GAAP EPS was $2.16. Fiscal year 2021 GAAP EPS was $2.66 and non-GAAP EPS was $4.55.
•Generated operating cash flow of $994 million and free cash flow of $792 million in the fourth quarter. Generated operating cash flow of $1.9 billion and free cash flow of $1.1 billion in fiscal year 2021.
•Expecting fiscal first quarter 2022 revenue to be in the range of $4.90 billion to $5.10 billion with non-GAAP EPS in the range of $2.25 to $2.55.

SAN JOSE, Calif., — August 4, 2021 — Western Digital Corp. (Nasdaq: WDC) today reported fourth quarter and fiscal year 2021 financial results.

"I am extremely proud of the outstanding execution our team exhibited as we achieved another quarter of strong revenue, gross margin and EPS results above expectations,” said David Goeckeler, Western Digital CEO. “Throughout this fiscal year, we successfully delivered both flash and hard drive innovations that are essential building blocks in the acceleration of the data economy. This innovation, combined with our broad channels to market, diverse end market exposure and improved operational efficiency, enabled us to successfully navigate through the pandemic and capitalize on strategic growth opportunities. We believe we have the right foundation for success - the right products, the right customer base, and the unique ability to address two very large and growing markets."

Western Digital Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Q4 2021 Financial Highlights

	GAAP			Non-GAAP

	Q4 2021	Q3 2021	Q/Q	Q4 2021	Q3 2021	Q/Q
Revenue ($M)	$4,920	$4,137	up 19%	$4,920	$4,137	up 19%
Gross Margin	31.8%	26.4%	up 5.4 ppt	32.9%	27.7%	up 5.2 ppt
Operating Expenses ($M)	$891	$774	up 15%	$790	$732	up 8%
Operating Income ($M)	$675	$317	up 113%	$828	$412	up 101%
Net Income ($M)	$622	$197	up 216%	$680	$318	up 114%
Earnings Per Share	$1.97	$0.63	up 214%	$2.16	$1.02	up 112%

	GAAP			Non-GAAP

	Q4 2021	Q4 2020	Y/Y	Q4 2021	Q4 2020	Y/Y
Revenue ($M)	$4,920	$4,287	up 15%	$4,920	$4,287	up 15%
Gross Margin	31.8%	25.3%	up 6.5 ppt	32.9%	28.9%	up 4.0 ppt
Operating Expenses ($M)	$891	$822	up 8%	$790	$713	up 11%
Operating Income ($M)	$675	$261	up 159%	$828	$527	up 57%
Net Income ($M)	$622	$148	up 320%	$680	$369	up 84%
Earnings Per Share	$1.97	$0.49	up 302%	$2.16	$1.23	up 76%

Fiscal Year 2021 Financial Highlights

	GAAP			Non-GAAP

	2021	2020	Y/Y	2021	2020	Y/Y
Revenue ($M)	$16,922	$16,736	up 1%	$16,922	$16,736	up 1%
Gross Margin	26.7%	22.6%	up 4.1 ppt	28.6%	26.9%	up 1.7 ppt
Operating Expenses ($M)	$3,301	$3,446	down 4%	$2,926	$2,983	down 2%
Operating Income (Loss) ($M)	$1,220	$335	up 264%	$1,906	$1,522	up 25%
Net Income (Loss) ($M)	$821	($250)	*	$1,406	$914	up 54%
Earnings Per Share	$2.66	($0.84)	*	$4.55	$3.04	up 50%
*not a meaningful figure

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Key End Market Summary

Revenue ($M)	Q4 2021	Q3 2021	Q/Q	Q4 2020	Y/Y	2021	2020	Y/Y
Client Devices	$2,166	$2,012	up 8%	$1,916	up 13%	$8,255	$7,160	up 15%
Data Center Devices & Solutions	$1,777	$1,237	up 44%	$1,684	up 6%	$4,950	$6,228	down 21%
Client Solutions	$977	$888	up 10%	$687	up 42%	$3,717	$3,348	up 11%
Total Revenue	$4,920	$4,137	up 19%	$4,287	up 15%	$16,922	$16,736	up 1%

In the fiscal fourth quarter of 2021, Western Digital’s revenue increased 19% quarter-over-quarter and 15% year-over-year to $4.9 billion. The company’s improving execution and unique ability to shift bits across broad routes to diverse markets enabled growth in revenue and gross margin and drove strong free cash flow.

Client Devices experienced broad-based strength across nearly every product category on a sequential basis. Contributing to this momentum was better than expected demand for notebook and desktop HDDs, as well as flash-based solutions. In addition, there was robust demand for gaming, smart video, automotive, and industrial applications.

In Data Center Devices & Solutions, Western Digital achieved a record shipment of over 104 exabytes in capacity enterprise hard drives, highlighting the importance of these products to datacenter customers. The 18-terabyte energy-assisted hard drive was the leading capacity point and comprised nearly half of Western Digital’s capacity enterprise shipments. Enterprise SSD demand strengthened as the company completed a qualification at another cloud titan and is now ramping the product more broadly.

Client Solutions experienced greater than seasonal demand resulting in sequential growth for both HDD and flash-based solutions. Despite the uneven reopening of economies around the world, the company was able to drive growth in both revenue and gross margin due to the breadth of its portfolio and many routes to market.

Western Digital Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Business Outlook for Fiscal First Quarter of 2022

Three Months Ending October 1, 2021
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$4.90 - $5.10	$4.90 - $5.10
Gross margin	32.0% - 34.0%	33.0% - 35.0%
Operating expenses ($M)	$865 - $895	$755 - $785
Interest and other expense, net ($M)	~$80	~$70
Tax rate	N/A	11-12% (2)
Diluted earnings per share	N/A	$2.25 - $2.55
Diluted shares outstanding (in millions)	~317	~317

(1) Non-GAAP gross margin guidance excludes amortization of acquired intangible assets and stock-based compensation expense, totaling approximately $40 million to $60 million. The company’s non-GAAP operating expenses guidance excludes amortization of acquired intangible assets; stock-based compensation expense; and employee termination, asset impairment and other charges, totaling approximately $100 million to $120 million. The company's non-GAAP interest and other expense guidance excludes approximately $10 million of convertible debt activity. In the aggregate, non-GAAP diluted earnings per share guidance excludes these items totaling $150 million to $190 million. The timing and amount of these charges excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, net and non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its non-GAAP tax rate and non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, non-GAAP tax rate and non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expense, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.
(2) The non-GAAP tax rate provided is based on a percentage of non-GAAP pre-tax income. Due to differences in the tax treatment of items excluded from our non-GAAP net income and because our tax rate is based on an estimated forecasted annual GAAP tax rate, our estimated non-GAAP tax rate may differ from our GAAP tax rate and from our actual tax rates.

Western Digital Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal first quarter of 2022 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital, a leader in data infrastructure, creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access, analyze, and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, the company's industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands. Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its fourth quarter ended July 2, 2021 and fiscal year 2021; the company’s business outlook for the fiscal first quarter of 2022; our market position and portfolio synergies; consumer trends and market conditions; and expectations regarding product momentum, and market opportunities and trends. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fourth quarter ended July 2, 2021 and fiscal year 2021 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-K may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review and audit by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; impact of business and market conditions; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our high level of debt and other financial obligations; changes to our relationships with key

Western Digital Reports Fourth Quarter and Fiscal Year 2021 Financial Results

customers; disruptions in operations from cyberattacks or other system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on August 28, 2020, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	July 2, 2021	July 3, 2020

ASSETS
Current assets:
Cash and cash equivalents	$3,370	$3,048
Accounts receivable, net	2,257	2,379
Inventories	3,616	3,070
Other current assets	514	551
Total current assets	9,757	9,048
Property, plant and equipment, net	3,188	2,854
Notes receivable and investments in Flash Ventures	1,586	1,875
Goodwill	10,066	10,067
Other intangible assets, net	442	941
Other non-current assets	1,093	877
Total assets	$26,132	$25,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,934	$1,945
Accounts payable to related parties	398	407
Accrued expenses	1,653	1,296
Accrued compensation	634	472
Current portion of long-term debt	251	286
Total current liabilities	4,870	4,406
Long-term debt	8,474	9,289
Other liabilities	2,067	2,416
Total liabilities	15,411	16,111
Total shareholders’ equity	10,721	9,551
Total liabilities and shareholders’ equity	$26,132	$25,662

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Years Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Revenue, net	$4,920	$4,287	$16,922	$16,736
Cost of revenue	3,354	3,204	12,401	12,955
Gross profit	1,566	1,083	4,521	3,781
Operating expenses:
Research and development	598	546	2,243	2,261
Selling, general and administrative	297	269	1,105	1,153
Employee termination, asset impairment and other charges	(4)	7	(47)	32
Total operating expenses	891	822	3,301	3,446
Operating income	675	261	1,220	335
Interest and other expense, net	(79)	(76)	(293)	(381)
Income (loss) before taxes	596	185	927	(46)
Income tax expense	(26)	37	106	204
Net income (loss)	$622	$148	$821	$(250)

Income (loss) per common share
Basic	$2.03	$0.49	$2.69	$(0.84)
Diluted	$1.97	$0.49	$2.66	$(0.84)

Weighted average shares outstanding:
Basic	307	300	305	298
Diluted	315	301	309	298

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Years Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Operating Activities
Net income (loss)	$622	$148	$821	$(250)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	251	377	1,212	1,566
Stock-based compensation	79	76	318	308
Deferred income taxes	(201)	(29)	(242)	(82)
Loss (gain) on disposal of assets	(5)	2	(70)	(7)
Amortization of debt issuance costs and discounts	10	10	40	40
Other non-cash operating activities, net	20	14	(6)	6
Changes in:
Accounts receivable, net	(353)	(401)	121	(1,175)
Inventories	67	21	(546)	200
Accounts payable	150	61	11	192
Accounts payable to related parties	1	9	(9)	75
Accrued expenses	101	(147)	352	184
Accrued compensation	140	37	162	124
Other assets and liabilities, net	112	(6)	(266)	(357)
Net cash provided by operating activities	994	172	1,898	824
Investing Activities
Purchases of property, plant and equipment, net	(304)	(215)	(1,003)	(647)
Acquisitions, net of cash acquired	—	—	—	(22)
Activity related to Flash Ventures, net	102	304	231	931
Strategic Investments and Other, net	(1)	(3)	7	16
Net cash provided by (used in) investing activities	(203)	86	(765)	278
Financing Activities
Employee stock plans, net	58	59	78	69
Dividends paid to shareholders	—	(150)	—	(595)
Repayment of debt	(213)	(63)	(886)	(982)
Other	—	—	(9)	—
Net cash used in financing activities	(155)	(154)	(817)	(1,508)
Effect of exchange rate changes on cash	—	1	6	(1)
Net increase (decrease) in cash and cash equivalents	636	105	322	(407)
Cash and cash equivalents, beginning of period	2,734	2,943	3,048	3,455
Cash and cash equivalents, end of period	$3,370	$3,048	$3,370	$3,048

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended		Years Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
GAAP cost of revenue	$3,354	$3,204	$12,401	$12,955
Amortization of acquired intangible assets	(38)	(144)	(331)	(610)
Stock-based compensation expense	(14)	(13)	(55)	(51)
Charges related to cost saving initiatives	—	—	—	(3)
Charges related to a power outage incident and related recovery	—	—	75	(68)
Other	—	—	—	8
Non-GAAP cost of revenue	$3,302	$3,047	$12,090	$12,231

GAAP gross profit	$1,566	$1,083	$4,521	$3,781
Amortization of acquired intangible assets	38	144	331	610
Stock-based compensation expense	14	13	55	51
Charges related to cost saving initiatives	—	—	—	3
Charges related to a power outage incident and related recovery	—	—	(75)	68
Other	—	—	—	(8)
Non-GAAP gross profit	$1,618	$1,240	$4,832	$4,505

GAAP operating expenses	$891	$822	$3,301	$3,446
Amortization of acquired intangible assets	(38)	(39)	(155)	(159)
Stock-based compensation expense	(65)	(63)	(263)	(257)
Employee termination, asset impairment and other charges	4	(7)	47	(32)
Charges related to acquisitions and dispositions	—	—	—	(9)
Charges related to cost saving initiatives	(2)	—	(3)	(6)
Other	—	—	(1)	—
Non-GAAP operating expenses	$790	$713	$2,926	$2,983

GAAP operating income (loss)	$675	$261	$1,220	$335
Cost of revenue adjustments	52	157	311	724
Operating expense adjustments	101	109	375	463
Non-GAAP operating income	$828	$527	$1,906	$1,522

GAAP interest and other expense, net	$(79)	$(76)	$(293)	$(381)
Convertible debt activity	7	7	28	28
Other	(7)	(4)	(17)	9
Non-GAAP interest and other expense, net	$(79)	$(73)	$(282)	$(344)

GAAP income tax expense	$(26)	$37	$106	$204
Income tax adjustments	95	48	112	60
Non-GAAP income tax expense	$69	$85	$218	$264

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended		Years Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
GAAP net income (loss)	$622	$148	$821	$(250)
Amortization of acquired intangible assets	76	183	486	769
Stock-based compensation expense	79	76	318	308
Employee termination, asset impairment and other charges	(4)	7	(47)	32
Charges related to acquisitions and dispositions	—	—	—	9
Charges related to cost saving initiatives	2	—	3	9
Charges related to a power outage incident and related recovery	—	—	(75)	68
Convertible debt activity	7	7	28	28
Other	(7)	(4)	(16)	1
Income tax adjustments	(95)	(48)	(112)	(60)
Non-GAAP net income	$680	$369	$1,406	$914

Diluted income (loss) per common share
GAAP	$1.97	$0.49	$2.66	$(0.84)
Non-GAAP	$2.16	$1.23	$4.55	$3.04

Diluted weighted average shares outstanding:
GAAP	315	301	309	298
Non-GAAP	315	301	309	301

Cash flows
Cash flow provided by operating activities	$994	$172	$1,898	$824
Purchase of property, plant and equipment, net	(304)	(215)	(1,003)	(647)
Activity related to flash ventures, net	102	304	231	931
Free cash flow	$792	$261	$1,126	$1,108

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income; non-GAAP diluted income per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, charges related to acquisitions and dispositions, charges related to cost saving initiatives, charges related to a power outage incident and related recovery, convertible debt activity, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Charges related to acquisitions and dispositions. In connection with the company's business combinations or dispositions, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions and dispositions, are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company's business, the company incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company's channel partners or vendors, transforming the company's information systems infrastructure, integrating the company's product roadmap, and accelerated depreciation of assets.

Charges related to a power outage incident and related recovery. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through the company's joint venture with Kioxia Corporation in Yokkaichi, Japan. The power outage incident resulted in costs associated with the repair of damaged tools and the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. During fiscal year 2021, the company received recoveries of these losses from its insurance carriers. These charges and recoveries are inconsistent in amount and frequency, and the company believes these charges or recoveries are not part of the ongoing production operation of its business.

Convertible debt activity. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes they are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company incurs charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net of proceeds from sales of property, plant and equipment, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company's business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

___________________
Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Lisa Neitzel
949.672.9655	408.717.7607
peter.andrew@wdc.com	lisa.neitzel@wdc.com
investor@wdc.com